Exhibit 99.1

INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2010

Letter from the CEOs                                                                                                                                          As of May 21, 2010

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the first quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of March 31, 2010, Fund Nine was in its liquidation period. During the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment coming off lease is sold.  Throughout the first quarter of 2010, we made distributions in the aggregate amount of $832,782.

As you may already be aware, in March of 2009, Spansion, LLC (“Spansion”) filed for bankruptcy in the United States Bankruptcy Court and shortly thereafter, Spansion rejected two out of three of our leases with them.  The equipment subject to the two rejected leases was returned in June of 2009.  On July 29, 2009, we sold the microprocessor manufacturing device that was subject to the affirmed lease to Spansion for approximately $585,000.  On February 22, 2010, the United States Bankruptcy Court approved our administrative expense claim in the amount of approximately $90,000 and our unsecured claim in the amount of approximately $269,000. On March 22, 2010, we sold the unsecured claim to a third party for approximately $161,000.  We are happy to report that we received a gross cash-on-cash return of approximately 149% related to the Spansion investment.

We also currently own three roll-on-roll-off vehicle transportation vessels that are bareboat chartered to Wilhelmsen Lines Shipowning AS, a subsidiary of Wilh. Wilhelmsen ASA, a leading global maritime industry group.  The bareboat charters are set to expire in December 2013.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

First Quarter 2010 Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  During the first quarter of 2010, we continued to operate in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2010, our portfolio consisted primarily of the following investments.

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We, along with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Ten, LLC (“Fund Ten”), affiliates of our Manager, have ownership interests of 14.40%, 13.26% and 72.34%, respectively, in a joint venture that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. Our interest was acquired for approximately $2,000,000.  The lease is scheduled to expire on October 31, 2010.

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Microprocessor manufacturing device and semiconductor memory testing equipment leased to Spansion, LLC (“Spansion”).  The equipment was subject to three leases.  Two of those leases expired on March 31, 2008 and each was renewed for a fifteen month period commencing on April 1, 2008.  The third lease expired on June 30, 2009 and was extended on a month-to-month basis effective July 1, 2009.  On March 1, 2009, Spansion filed for bankruptcy in the United States Bankruptcy Court.  On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008 and affirmed the third lease.  The equipment subject to the two rejected leases was returned on June 3, 2009.  On July 29, 2009, we sold the microprocessor manufacturing device that was subject to the affirmed lease to Spansion for approximately $585,000.  We received a gross cash-on-cash return of approximately 149% in rental and sale proceeds related to this investment.  On February 22, 2010, the United States Bankruptcy Court approved our administrative expense claim in the amount of approximately $90,000 and our unsecured claim in the amount of approximately $269,000. On March 22, 2010, we sold the unsecured claim to a third party for approximately $161,000.

•
Vacuum bag manufacturing equipment subject to various leases with Wildwood Industries, Inc. (“Wildwood”).  We originally purchased the equipment for approximately $3,472,000.  On August 31, 2008 and September 30, 2008, two leases with Wildwood expired and each was renewed for a twelve month period commencing on September 1, 2008 and October 1, 2008, respectively.  On March 5, 2009, an involuntary petition under Chapter 11 of the United States Bankruptcy Code was filed against Wildwood by three of Wildwood’s creditors in United States Bankruptcy Court. On September 18, 2009, the involuntary petition under Chapter 11 of the United States Bankruptcy Code was converted to a Chapter 7 case by the United States Bankruptcy Court Trustee.  We do not expect to receive any further proceeds from Wildwood.  We received a gross cash-on-cash return of approximately 147% in rental proceeds related to this investment.

•
Fifty Great Dane refrigerated trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and was extended on a month-to-month basis.

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Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXO and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Eight B L.P. (“Fund Eight B”), an entity also managed by our Manager.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and a non-recourse loan in the amount of approximately $99,930,000.  The original lease for the first aircraft (B-HXO) was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

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One Aframax 98,640 DWT (deadweight tonnage) product tanker – the M/T Samar Spirit (the “Samar Spirit”).  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneously with the purchase of the Samar Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight months and the bareboat charter is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon, the M/V Trinidad and the M/V Tancred for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.  The charter extensions will result in aggregate excess cash totaling approximately $2,000,000 to $5,000,000.

Unguaranteed Residual Interests

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We entered into an agreement with Summit Asset Management Limited to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of manufacturing and technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016.  For the three months ended March 31, 2010, we did not receive residual proceeds from the sale of equipment; however, we expect to receive approximately $390,000 - $520,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and certain entities managed by our Manager, Fund Eight B, Fund Ten, Fund Eleven, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at March 31, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $700,000 at March 31 2010, none of which was attributable to the Fund.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $8,328 for the three months ended March 31, 2010.  Additionally, our Manager’s interest in our net income for the three months ended March 31, 2010 was $17,101.

Effective April 1, 2008 and May 1, 2008, our Manager waived its rights to all future administrative expense reimbursements and management fees, respectively.  For the three months ended March 31, 2010, our Manager waived $99,253 of administrative expense reimbursements and management fees.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	March 31,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$1,074,985	$1,033,840
Current portion of net investment in finance leases	5,377,704	5,367,587
Assets held for sale	-	140,000

Total current assets	6,452,689	6,541,427

Non-current assets:
Net investment in finance leases, less current portion	16,654,931	17,987,288
Leased equipment at cost (less accumulated depreciation of
$17,831,148 and $16,513,937, respectively)	72,831,122	74,148,333
Investments in joint ventures	1,812,927	1,926,926
Investment in unguaranteed residual values	752,113	752,113
Other non-current assets, net	1,454,412	1,544,590

Total non-current assets	93,505,505	96,359,250

Total Assets	$99,958,194	$102,900,677

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$15,245,084	$15,262,908
Interest rate swap contracts	1,966,288	2,054,841
Deferred revenue	613,781	1,124,734
Due to Manager and affiliate	13,281	-
Accrued expenses and other current liabilities	321,042	321,910

Total current liabilities	18,159,476	18,764,393

Non-current liabilities:
Non-recourse long-term debt, less current portion	43,831,914	47,174,190

Total Liabilities	61,991,390	65,938,583

Commitments and contingencies

Members' Equity:
Additional Members	40,323,406	39,454,895
Manager	(462,297)	(471,070)
Accumulated other comprehensive loss	(1,894,305)	(2,021,731)

Total Members' Equity	37,966,804	36,962,094

Total Liabilities and Members' Equity	$99,958,194	$102,900,677

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Rental income	$3,220,494	$3,572,329
Finance income	1,004,635	1,251,311
Income from investments in joint ventures	27,258	23,779
Net (loss) gain on sales of equipment and unguaranteed residual values	(1,205)	40,180
Interest and other income	154,063	1,995

Total revenue	4,405,245	4,889,594

Expenses:
General and administrative	185,653	278,745
Interest	1,150,057	1,386,205
Depreciation and amortization	1,359,469	1,373,523

Total expenses	2,695,179	3,038,473

Net income	$1,710,066	$1,851,121

Net income allocable to:
Additional Members	$1,692,965	$1,832,610
Manager	17,101	18,511

	$1,710,066	$1,851,121

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955

Net income per weighted average additional share
of limited liability company interests outstanding	$17.28	$18.71

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Members' Equity

				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2009	97,955	$39,454,895	$(471,070)	$(2,021,731)	$36,962,094

Net income	-	1,692,965	17,101	-	1,710,066
Change in valuation of interest rate swap contracts	-	-	-	127,426	127,426
Comprehensive income					1,837,492
Cash distributions	-	(824,454)	(8,328)	-	(832,782)

Balance, March 31, 2010 (unaudited)	97,955	$40,323,406	$(462,297)	$(1,894,305)	$37,966,804

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$1,710,066	$1,851,121
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(2,638,000)	(2,638,000)
Finance income	(1,004,635)	(1,251,311)
Income from investments in joint ventures	(27,258)	(23,779)
Net loss (gain) on sale of equipment and unguaranteed residual values	1,205	(40,180)
Depreciation and amortization	1,359,469	1,373,523
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,105,448	1,245,274
Interest expense from amortization of debt financing costs	44,297	53,516
Change in fair value of interest rate swap contracts	-	(5,336)
Changes in operating assets and liabilities:
Collection of finance leases	597,795	560,385
Other assets, net	3,623	(115,549)
Deferred revenue	(510,953)	(516,764)
Due to Manager and affiliates	13,281	-
Accrued expenses and other current liabilities	(12,668)	(78,246)
Distributions from joint ventures	40,132	42,779

Net cash provided by operating activities	681,802	457,433

Cash flows from investing activities:
Proceeds from sales of equipment	91,000	154,341
Distributions received from joint ventures in excess of profits	101,125	98,478

Net cash provided by investing activities	192,125	252,819

Cash flows from financing activities:
Cash distributions to members	(832,782)	(455,136)

Net cash used in financing activities	(832,782)	(455,136)

Net increase in cash and cash equivalents	41,145	255,116

Cash and cash equivalents, beginning of the period	1,033,840	779,544

Cash and cash equivalents, end of the period	$1,074,985	$1,034,660

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

Three Months Ended March 31,
	2010	2009
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$4,367,080	$4,461,850

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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